Exhibit 99.1

Certification of Chief Executive Officer of
CIGNA Corporation pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of CIGNA Corporation for the period ending March 31, 2003:

(1)	complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CIGNA Corporation.

/s/ H. Edward Hanway
H. Edward Hanway
Chief Executive Officer
May 2, 2003